EXHIBIT 23.1

Consent of Jones & Kirkpatrick, P.C., Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Nos. 333-4534, 333-4536, 333-4538, and 333-85705) on Form S-8 of SouthFirst Bancshares, Inc. of our report dated November 19, 2002, with respect to the consolidated financial statements of SouthFirst Bancshares, Inc. included in the Annual Report (Form 10-KSB) for the year ended September 30, 2002.

/s/ Jones & Kirkpatrick, P.C.

Birmingham, Alabama
December 23, 2002